UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2022

Alerus Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue

Grand Forks, North Dakota 58201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On January 28, 2022, Alerus Financial Corporation (the “Company”) announced that, effective on February 1, 2022, Alan Villalon will become the new Chief Financial Officer of the Company, a position previously held by Katie A. Lorenson, the Company’s President and Chief Executive Officer.

Mr. Villalon, age 48, previously served as Deputy Director of Investor Relations and Senior Vice President of U.S. Bank, a position he held since 2020. Mr. Villalon is a seasoned executive with over 25 years of experience in financial services. Prior to U.S. Bank, he spent most of his career in equity analyst research roles, including serving as a Senior Research Analyst at Thrivent Asset Management, and a Senior Research Analyst at Nuveen Asset Management/First American Funds Advisors.

In connection with his employment, Mr. Villalon will receive a compensation package that is consistent with the packages received by the Company’s other executive officers. Mr. Villalon received a signing bonus and will receive an annual base salary. He will be eligible to participate in the Company’s established short and long-term incentive bonus programs and to receive certain employee and fringe benefits that are available to the Company’s other executive officers. Mr. Villalon also received a grant of restricted stock, which vests over three years starting on the effective date of his employment.

In connection with the appointment of Mr. Villalon as Chief Financial Officer, the Company and Mr. Villalon entered into an Executive Severance Agreement, the form of which is substantially similar to the severance agreements entered into with other executive officers of the Company. The Executive Severance Agreement sets forth the duties and obligations of each party in the event of a termination of employment and obligates Mr. Villalon to abide by the terms of certain restrictive covenants during the term of his employment and thereafter for a specified period of time. The agreement provides for an initial term of twenty-four months, with automatic renewal for an additional day on each day after the effective date, such that the agreement term is twenty-four months at all times. Either party may elect nonrenewal upon notice of one hundred and twenty days prior to termination. In the event of a change in control, the agreement automatically terminates on the second anniversary of the change in control. In the event the Company terminates Mr. Villalon for any reason other than for cause prior to a change in control, the Company must provide a severance payment, to be paid in accordance with the Company’s regular payroll practices over twelve months, equal to the sum of (i) one hundred percent of his annual base salary; (ii) the average of his past three years short-term bonuses; and (iii) twelve months of the Company’s portion of premiums for health, disability, and life insurance policies in which he was entitled to participate immediately prior to the termination. In the event of a termination within a twenty-four month period following a change in control by the Company without cause or by the named executive officer for Good Reason, as defined in the agreement, the Company must provide a severance payment in a lump sum equal to twice the amount described above. All severance payments under the agreement are conditioned upon Mr. Villalon’s execution of a release of claims in favor of the Company.

There are no arrangements or understandings between Mr. Villalon and any other persons pursuant to which Mr. Villalon was selected as Chief Financial Officer of the Company, nor is the Company aware, after inquiry of Mr. Villalon, of any related-party transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. There are no family relationships between Mr. Villalon and any director or executive officer of the Company.

Appointment of New Chief Accounting Officer

On January 28, 2022, the Company announced that, effective on January 28, 2022, Jerrod Hanson will become the new Chief Accounting Officer and Senior Vice President of the Company. Mr. Hanson, age 51, previously served as Controller of the Company for over the past two decades.

In connection with his employment, Mr. Hanson will receive a compensation package that is consistent with the packages received by the Company’s other senior officers. Mr. Hanson will receive an annual base salary. He will be eligible to participate in the Company’s established short and long-term incentive bonus programs and to receive certain employee and fringe benefits that are available to the Company’s other senior officers.

There are no arrangements or understandings between Mr. Hanson and any other persons pursuant to which Mr. Hanson was selected as Chief Accounting Officer of the Company, nor is the Company aware, after inquiry of Mr. Hanson, of any related-party transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Hanson has engaged in ordinary banking transactions with the Company’s subsidiary bank, Alerus Financial, National Association (the “Bank”), in the past, including loans that were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features. There are no family relationships between Mr. Hanson and any director or executive officer of the Company.

Item 8.01	Other Events.

On January 28, 2022, the Company issued a press release announcing the appointments of Mr. Villalon and Mr. Hanson, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

99.1	Press Release of Alerus Financial Corporation, dated January 28, 2022

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2022	Alerus Financial Corporation

By:	/s/ Katie A. Lorenson
Name:	Katie A. Lorenson
Title:	Chief Executive Officer and President